      As filed with the Securities and Exchange Commission on March 7, 2001
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT

                              TRANSMETA CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                                77-0402448
  (State or Other Jurisdiction                                   (I.R.S. Employer
of Incorporation or Organization)                               Identification No.)

                               3940 FREEDOM CIRCLE
                          SANTA CLARA, CALIFORNIA 95054
          (Address of Principal Executive Offices, including Zip Code)

                             STOCK OPTION AGREEMENTS
                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                 MARK K. ALLEN
                             CHIEF EXECUTIVE OFFICER

                              TRANSMETA CORPORATION
                               3940 FREEDOM CIRCLE
                              SANTA CLARA, CA 95054
                                 (408) 919-3000
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                               Mark A. Leahy, Esq.
                           Loytavian T. Harrell, Esq.
                               Fenwick & West LLP
                Two Palo Alto Square, Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------------- ----------------------- --------------------------------- --------------------
   TITLE OF SECURITIES            AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM AGGREGATE          AMOUNT OF
          TO BE                    TO BE             OFFERING PRICE               OFFERING PRICE            REGISTRATION FEE
        REGISTERED              REGISTERED             PER SHARE                                                   (5)
--------------------------- -------------------- ----------------------- --------------------------------- --------------------
Common Stock, $0.00001        7,825,135 (1)            $20.28 (2)                 $158,693,737.80 (2)        $39,673.43
par value
--------------------------- -------------------- ----------------------- --------------------------------- --------------------
Common Stock, $0.00001        1,220,000 (3)            $ 9.50 (4)                 $ 11,590,000.00 (4)        $ 2,897.50
par value
--------------------------- -------------------- ----------------------- --------------------------------- --------------------
                     TOTAL    9,045,135                                           $170,283,737.80            $42,570.93

(1) Represents 6,520,946 shares reserved for issuance upon the exercise of stock options that may be granted under the 2000 Equity Incentive Plan and 1,304,189 shares reserved for issuance upon the exercise of purchase rights that may be granted under the 2000 Employee Stock Purchase Plan.

(2) Estimated as of March 2, 2001 pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3) Represents the aggregate of 1,220,000 shares subject to options outstanding under Stock Option Agreements.

(4)  Weighted average per share exercise price of options outstanding.

(5) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's prospectus filed on November 7, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration statement on Form S-1 (File No. 333-44030) which contains the Registrant's audited consolidated balance sheets as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years ending as of December 31, 1997, 1998 and 1999.

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on October 19, 2000 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Fenwick & West LLP, Palo Alto, California, will pass on the validity of the common stock offered by the selling stockholders in this offering. An investment partnership affiliated with Fenwick & West LLP holds a total of 101,764 shares of the Registrant's stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

     As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to Registrant or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that:

     o the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

     o the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

     o    the rights conferred in the bylaws are not exclusive.

     In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant's officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

     The Registrant has obtained directors' and officers' insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

     See also the undertakings set out in response to Item 9.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT                               EXHIBIT
NUMBER                                 TITLE
-------                               -------

  4.01    Registrant's Second Amended and Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.01 to the Registrant's Form
          10-K for the year ended December 31, 2000 (the "Form 10-K")).

  4.02    Registrant's Restated Bylaws (incorporated by reference to Exhibit
          3.06 to the Registrant's Form S-1 Registration Statement (File
          No. 333-44030) (the "IPO Registration Statement")).

  4.03    Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 4.01 to the IPO Registration Statement).

  4.04 Fifth Restated Investors' Rights Agreement dated March 31, 2000, between Registrant, certain stockholders and a convertible note holder
          (incorporated by reference to Exhibit 4.02 to the IPO Registration
          Statement).

  4.05 Form of Piggyback Registration Rights Agreement (incorporated by reference to Exhibit 4.03 to the IPO Registration Statement).

  4.06    Registrant's 2000 Equity Incentive Plan, as amended through January 1,
          2001 (incorporated by reference to Exhibit 10.04 to the Form 10-K).

  4.07    Registrant's 2000 Employee Stock Purchase Plan, as amended through
          January 1, 2001 (incorporated by reference to Exhibit 10.05 to the
          Form 10-K).

  4.08    Form of Stock Option Agreement under Registrant's 2000 Equity
          Incentive Plan (incorporated by reference to Exhibit 10.17 to the IPO
          Registration Statement).

  4.09    Form of Stock Option Agreement (incorporated by reference to Exhibit
          10.18 to the Form 10-K).

  5.01    Opinion of Fenwick & West LLP

 23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02    Consent of Ernst & Young LLP, independent auditors.

 24.01    Power of Attorney (see page 5).

ITEM 9. UNDERTAKINGS.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Transmeta Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 7th day of March, 2001.


                                       TRANSMETA CORPORATION


                                       By: /s/ MARK K. ALLEN
                                          --------------------------------------
                                          Mark K. Allen
                                          Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark K. Allen and Merle A. McClendon, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                  TITLE                                     DATE
              ---------                                  -----                                     ----

/s/ MARK K. ALLEN                              Chief Executive Officer, President            March 6, 2001
------------------------------------           and Director
        Mark K. Allen                          (Principal Executive Officer)

/s/ MERLE A. McCLENDON                         Chief Financial Officer and Secretary         March 6, 2001
------------------------------------           (Principal Financial Officer and
         Merle A. McClendon                    Principal Accounting Officer)

/s/ R. HUGH BARNES                                     Director                              March 4, 2001
------------------------------------
         R. Hugh Barnes

/s/ LARRY R. CARTER
------------------------------------                   Director                              March 5, 2001
         Larry R. Carter

                                                       Director                              March ___, 2001
------------------------------------
         David R. Ditzel

/s/ MURRAY A. GOLDMAN                                  Director                              March 5, 2001
------------------------------------
         Murray A. Goldman


/s/ PAUL M. McNULTY                                    Director                              March 5, 2001
------------------------------------
         Paul M. McNulty

/s/ WILLIAM P. TAI                                     Director                              March 6, 2001
------------------------------------
         William P. Tai

/s/ T. PETER THOMAS                                    Director                              March 6, 2001
------------------------------------
         T. Peter Thomas

                                  EXHIBIT INDEX

EXHIBIT                               EXHIBIT
NUMBER                                 TITLE
-------                               -------

  4.01    Registrant's Second Amended and Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.01 to the Registrant's Form
          10-K for the year ended December 31, 2000 (the "Form 10-K")).

  4.02    Registrant's Restated Bylaws (incorporated by reference to Exhibit
          3.06 to the Registrant's Form S-1 Registration Statement (File
          No. 333-44030) (the "IPO Registration Statement")).

  4.03    Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 4.01 to the IPO Registration Statement).

  4.04 Fifth Restated Investors' Rights Agreement dated March 31, 2000, between Registrant, certain stockholders and a convertible note holder
          (incorporated by reference to Exhibit 4.02 to the IPO Registration
          Statement).

  4.05 Form of Piggyback Registration Rights Agreement (incorporated by reference to Exhibit 4.03 to the IPO Registration Statement).

  4.06    Registrant's 2000 Equity Incentive Plan, as amended through January 1,
          2001 (incorporated by reference to Exhibit 10.04 to the Form 10-K).

  4.07    Registrant's 2000 Employee Stock Purchase Plan, as amended through
          January 1, 2001 (incorporated by reference to Exhibit 10.05 to the
          Form 10-K).

  4.08    Form of Stock Option Agreement under Registrant's 2000 Equity
          Incentive Plan (incorporated by reference to Exhibit 10.17 to the IPO
          Registration Statement).

  4.09    Form of Stock Option Agreement (incorporated by reference to Exhibit
          10.18 to the Form 10-K).

  5.01    Opinion of Fenwick & West LLP

 23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02    Consent of Ernst & Young LLP, independent auditors.

 24.01    Power of Attorney (see page 5).